                                                                    EXHIBIT 4.53


                                                                             CTC
                                                                  LOAN NO. T0362

                      LIMITED RECOURSE CONTINUING GUARANTY

STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )

       BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

       THIS LIMITED RECOURSE CONTINUING GUARANTY (this "Guaranty") is made as of April 20,1995, by MERCURY, INC. ("Mercury") for the benefit of COBANK, ACB ("CoBank").

                                R E C I T A L S:

       WHEREAS, Mercury owns 4% of the capital stock of Mercury Cellular Telephone Company ("MCTC"); and

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated of even date herewith (as the same may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), providing for a loan of up to $18,000,000 (the "Loan"); and

       WHEREAS, the proceeds of the Loan will be reloaned by the Borrower to MCTC for the purposes set forth in the Loan Agreement; and

       WHEREAS, as an inducement to CoBank to enter into the Loan Agreement and to make the Loan, Mercury has agreed to pledge its stock of MCTC pursuant to a Pledge Agreement, dated as of even date herewith, which stock shall be used as the sole collateral for Mercury's guarantee herein of the Obligations (as hereinafter defined), provided that CoBank's sole recourse with respect to the guarantee herein contained is against such stock pursuant to such Pledge Agreement;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mercury hereby agrees as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


       SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank, in the original principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by MCTC to the order of the Borrower, and assigned to CoBank, in the original principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "MCTC Note"; together with the Note, collectively, the "Notes"); (c) all other payments or performances to be made by the Borrower or MCTC under the other Loan Documents to which it is a party; and (d) all other indebtedness and liabilities of MCTC to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties.

       SECTION 3. LIMITATIONS ON RECOURSE. Notwithstanding any provision of this Guaranty or of any other Loan Document to the contrary, in any action brought to enforce any obligation of Mercury with respect to the Obligations, the judgment or decree shall be enforceable only against the "Pledged Collateral" in which CoBank has a security interest pursuant to the provisions of the Mercury Pledge Agreement and against Mercury to the extent of its interest in the Pledged Collateral (and not against any other assets of Mercury) and Mercury shall not be liable to CoBank hereunder for the Obligations beyond its interest in the Pledged Collateral; provided, however, that nothing contained in this Section shall limit or relieve Mercury from liability for failing to comply with the terms, covenants, conditions and provisions of this Guaranty or the Mercury Pledge Agreement or any other agreement to which Mercury is a party, other than for the payment of the Obligations.

       SECTION 4. GUARANTY PROVISIONS.

              (A) In consideration of the advances under the Loan made and to be made by CoBank to the Borrower and by the Borrower to MCTC pursuant to the Loan Agreement and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, Mercury hereby absolutely, unconditionally, directly, irrevocably, completely and immediately guarantees the full and prompt payment, when due, whether by acceleration or otherwise, and the prompt performance, of the Obligations; provided, however, that recourse hereunder is limited as provided in Section 3;

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


              (B) Mercury further agrees to pay to CoBank, upon demand, all losses and reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, that may be incurred by CoBank in attempting to cause the Obligations to be paid, performed or otherwise satisfied or in attempting to cause satisfaction of Mercury's liability under this Guaranty or in attempting to protect or preserve any property, personal or real, securing the Obligations; provided, however, that recourse hereunder is limited as provided in Section 3;

              (C) Mercury agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Borrower, MCTC, CCC or any other person to CoBank on account of the Obligations is rescinded or must otherwise be returned or restored by CoBank upon the insolvency or bankruptcy of the Borrower, MCTC, CCC or any other obligor, guarantor, endorser or surety of the Obligations, all as though such payment had not been made; provided, however, that recourse hereunder is limited as provided in Section 3;

              (D) It is the intention of Mercury and CoBank that Mercury's liability hereunder shall not be in excess of the maximum amount permitted by applicable federal bankruptcy, state insolvency, or similar laws (collectively, the "Applicable Laws"). To that end, but only to the extent such liability would otherwise be subject to avoidance under the Applicable Laws if Mercury is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its liability hereunder, Mercury's liability hereunder shall be reduced to that amount which, after giving effect thereto, would not render Mercury insolvent, or leave Mercury with unreasonably small capital to conduct business, or cause Mercury to have incurred debts (or intended to have incurred debts) beyond Mercury's ability to pay such debts as they mature, at the time such liability is deemed to have been incurred under the Applicable Laws. As used herein, the terms "insolvent" and unreasonably small capital" shall be determined in accordance with the Applicable Laws. This Subsection (D) is intended solely to preserve the rights of CoBank hereunder to the maximum extent permitted by the Applicable Laws, and neither Mercury nor any other person shall have any right or claim under this Subsection (D) that would not otherwise be available under the Applicable Laws;

              (E) Mercury assents to all terms and agreements heretofore or hereafter made by the Borrower, MCTC or CCC with CoBank;

              (F) Mercury hereby consents to the following and agrees, with or without notice (all notices being hereby waived), that its liability (as limited in Section 3) will not be affected or impaired by (i) the exchange, release or surrender of any collateral or any claim against the Borrower, MCTC, CCC or any other person, or the waiver, release or subordination of any security interest, in whole or in part; (ii) the waiver or delay in the

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


exercise of any of CoBank's rights or remedies against the Borrower, MCTC, CCC or any other person; (iii) the renewal, extension or modification of the terms or amounts of any of the Obligations, the Loan Documents or any other instrument or agreement evidencing the same; or (iv) the acceptance by CoBank of other guaranties;

              (G) Mercury waives acceptance hereof, notice of acceptance hereof, and notice of acceleration of and intention to accelerate the Obligations, and waives presentment, demand, protest, notice of dishonor, notice of default, notice of nonpayment or protest in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law except as such waiver may be expressly prohibited by law;

              (H) This is a limited recourse guaranty (as provided in Section 3) of payment and performance and not of collection only. The liability of Mercury under this Guaranty (as limited as provided in Section 3) shall be absolute, unconditional, direct, irrevocable, complete and immediate and shall not be contingent upon the pursuit of any remedies against the Borrower, MCTC, CCC or any other person, nor against any security or lien available to CoBank, its successors, successors-in-title, endorsees or assigns, and shall be joint and several with the liabilities of all other guarantors of the Obligations. Mercury waives any right to require that an action be brought against the Borrower, MCTC, CCC or any other person or to require that resort be had to any security of the Borrower, MCTC, CCC or any other person (provided that all remedies hereunder are limited as provided in Section 3). In the event of a default under any of the Loan Documents, CoBank shall have the right to enforce its rights, powers and remedies under any of the Loan Documents in any order, and all rights, powers and remedies available to CoBank in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Mercury hereby authorizes and empowers CoBank upon acceleration of the maturity of any of the Notes or any other Obligation, at its sole discretion, and without notice to Mercury, to exercise any right or remedy which CoBank may have under the Mercury Pledge Agreement or any right or remedy hereinafter granted under the Mercury Pledge Agreement which CoBank may have as to the Pledged Collateral. Mercury waives any right to require any action on the part of CoBank to proceed to collect amounts due under the Notes or any other Obligation;

              (I) Mercury hereby subordinates any and all indebtedness of the Borrower, MCTC or CCC now or hereafter owed to Mercury to all Obligations of the Borrower, MCTC or CCC to CoBank, and agrees with CoBank that, from and after the occurrence of a default or event of default under any of the Loan Documents, and for so long as such default or event of default exists, Mercury shall not demand or accept any payment of principal or interest from the Borrower, MCTC or CCC shall not claim any offset or other reduction of Mercury's liability hereunder because of any such indebtedness

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


and shall not take any action to obtain any of the security for the Obligations; provided, however, that, if CoBank so requests, such indebtedness shall be collected, enforced and received by Mercury as trustee for CoBank and be paid over to CoBank on account of the Obligations of the Borrower, MCTC or CCC to CoBank, but without reducing or affecting in any manner the liability of Mercury under the other provisions of this Guaranty;

              (J) Mercury hereby authorizes CoBank, without notice to Mercury, to apply all payments and credits received from the Borrower, MCTC, CCC or any other person or realized from any security in such manner and in such priority as CoBank in its sole judgment shall see fit to the Obligations or to any other liabilities of the Borrower, MCTC, CCC or any other person to CoBank, and Mercury agrees that any such application shall not in any way affect its liabilities hereunder;

              (K) The liability of Mercury under this Guaranty shall not in any manner be affected by reason of any action taken or not taken by CoBank, which action or inaction is hereby consented and agreed to by Mercury, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, or other security for any of the Obligations. No delay in making demand on Mercury for satisfaction of its liability hereunder shall prejudice CoBank's right to enforce such satisfaction. All of CoBank's rights and remedies shall be cumulative and any failure of CoBank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter;

              (L) This Guaranty shall be a continuing one and shall be binding upon Mercury regardless of how long before or after the date hereof the Obligations are incurred. This Guaranty shall remain in full force and effect until a written instrument of termination shall be executed and delivered by a duly authorized officer of CoBank. CoBank will only be obligated to execute such an instrument of termination if: (i) all Obligations have been paid in full; (ii) CoBank has no further commitment or obligation to extend credit to the Borrower, MCTC or CCC; and (iii) any preference period applicable to payments made on or security given for the Obligations has expired under applicable bankruptcy and insolvency laws; and

              (M) Mercury hereby irrevocably waives any and all rights it may have to enforce any of CoBank's rights or remedies or participate in any security now or hereafter held by CoBank, and any and all such other rights of subrogation, reimbursement, contribution or indemnification against the Borrower, MCTC, CCC or any other person having any manner of liability for the Borrower's, MCTC's or CCC's obligations to CoBank, whether or not arising hereunder, by agreement, at law or in equity.

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


       SECTION 5. REPRESENTATIONS AND WARRANTIES. Mercury represents and warrants to CoBank, on and as of the date hereof and on and as of each date on which the Borrower receives an advance under the Loan Agreement, as follows:

              (A) ORGANIZATION; POWERS; ETC. Mercury (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; and (iv) has duly and lawfully obtained and maintains all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be otherwise required by law.

              (B) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by Mercury of; and the performance by Mercury of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action on the part of Mercury and its shareholders and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation, if any, or bylaws of Mercury, or any agreement, indenture, mortgage, or other instrument to which Mercury is a party or by which Mercury or any of its properties are bound, or (ii) be in conflict with, result in a breach of; or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument.

              (C) GOVERNMENTAL APPROVAL. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which Mercury is a party or the creation and perfection of the liens and security interests granted thereby, except such as have been obtained and are in full force and effect.

              (D) BINDING AGREEMENT. Each of the Loan Documents to which Mercury is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of Mercury, enforceable against Mercury in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

              (E) COMPLIANCE WITH LAWS. Mercury is in compliance in all material respects with all Laws, the failure to comply with which could have a Material Adverse Effect (as hereinafter defined) on Mercury. For purposes of this Guaranty, the term

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


"Material Adverse Effect" shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of Mercury or on the ability of Mercury to perform its obligations under the Loan Documents to which it is a party.

              (F) ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of Subsection (E) above, all property owned or leased by Mercury and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on Mercury.

              (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which Mercury is a party or to which any of its property is subject which could have a Material Adverse Effect on Mercury, and to the best of Mercury's knowledge, no such actions or proceedings are threatened or contemplated.

              (H) EMPLOYEE BENEFIT PLANS. To the extent applicable, Mercury is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

              (I) TAXES. Mercury has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by them to the extent that such taxes have become due, unless such taxes are being contested by Mercury in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside on Mercury's books therefor.

              (J) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Mercury is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Mercury is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

              (K) STOCK OF SUBSIDIARIES. Mercury has no subsidiary other than as described on Exhibit A hereto. Mercury is the registered and beneficial owner of the specified percentage of the shares of issued and outstanding capital stock of each of the subsidiaries as set forth on Exhibit A hereto, which stock is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person, except as set forth on Exhibit A hereto. The stock of each of such subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


              (L) FINANCIAL CONDITION. The liability and obligations of Mercury incurred or arising under this Guaranty and the other Loan Documents to which it is a party of the Borrower incurred or arising under the Loan Agreement, the Note and the other Loan Documents to which it is a party, and of MCTC incurred or arising under the MCTC Guaranty, the MCTC Note or the other Loan Documents to which it is a party, will benefit substantially Mercury directly and indirectly, and Mercury's board of directors has made that determination. Mercury has full and complete access to all of the Loan Documents and other documents relating to the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Mercury is fully informed of all circumstances that bear upon the risks of executing this Guaranty which a diligent inquiry would reveal. Mercury has adequate means to obtain from the Borrower and MCTC, on a continuing basis, information concerning the financial condition of the Borrower or MCTC and is not depending on CoBank to provide such information, now or in the future. Mercury agrees that CoBank will have no obligation to advise or notify Mercury of or provide Mercury with any data or information.

              (M) LICENSES; PERMITS; ETC. Mercury is the valid holder of all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by law, including, without limitation, all FCC licenses and permits and all licenses and permits, if any, required by the Commission, and all such licenses, certificates, permits, authorizations, approvals, and the like are in full force and effect.

       SECTION 6. COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Guaranty remains in effect or any of the Obligations have not been fully paid or otherwise satisfied, Mercury agrees to cause MCTC to comply with the affirmative and negative covenants and agreements contained in Sections 5 and 6 of the MCTC Guaranty.

       SECTION 7. MISCELLANEOUS.

              (A) GOVERNING LAW. Except to the extent governed by applicable federal law, this Guaranty shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine.

              (B) BINDING EFFECT. This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any holder or owner of the Note or any other Loan Document.

              (C) SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty,

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

              (D) NON-WAIVER; MODIFICATION; ELECTION OF REMEDIES. The failure of CoBank to insist, in any one or more instances, upon a strict performance of any of the terms and conditions of this Guaranty, or to exercise or fail to exercise any option or right contained herein, shall not be construed as a waiver or a relinquishment for the future of such right or option, but the same shall continue and remain in full force and effect. CoBank's knowledge of the breach of any term or condition hereof shall not be deemed a waiver of such breach, and no waiver by CoBank of any provision hereof shall be deemed to have been made, or operate as an estoppel, unless expressed in writing and signed by CoBank. No enforcement of any remedy shall constitute an election of remedies.

              (E) NOTICES. All notices hereunder shall be made, and shall be deemed to be duly given if made, in the manner provided for notices under
Section 19 of the Loan Agreement, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

       If to Mercury, as follows:  Mercury, Inc.
                                   P.O. Drawer 3709
                                   Lake Charles, Louisiana 70602
                                   Attn: Robert Piper;
                                   cc: Thomas G. Henning
                                   Fax No.: (318) 439-0769

       If to CoBank, as follows:
                                   CoBank, ACB
                                   200 Galleria Parkway
                                   Suite 1900
                                   Atlanta, Georgia 30339
                                   Attn: Rural Utility Banking Group
                                   Fax No.: (404) 618-3202

              (F) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mortgage, the Security Agreement, the Assignment, the MCTC Pledge Agreement or the Mercury Pledge Agreement, Mercury hereby undertakes and agrees on behalf of itself and of the Borrower and MCTC to cooperate and join with CoBank in any application to the Commission, the FCC, or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of Mercury, the Borrower or MCTC before such

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


Governmental Authority, in each case in support of any such application made by CoBank, and none of Mercury, MCTC nor the Borrower shall, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

       SECTION 8. CONSENT TO JURISDICTION. To the maximum extent permitted by law, Mercury agrees that any legal action or proceeding with respect to this Guaranty or any of the other Loan Documents may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Guaranty, Mercury hereby irrevocably submits to such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against Mercury in any other jurisdiction or to serve process in any manner permitted or required by law.



                           [Signatures on next page]

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Limited Recourse Continuing Guaranty/Mercury
Loan No. T0362


       THUS DONE AND SIGNED, on April 20, 1995, in the City of Lake Charles, State of Louisiana, before me, notary public, after a due reading of the whole.


                                     MERCURY, INC.

Witness to all signatures:           By: /s/ WILLIAM L. HENNING, JR.
                                        --------------------------------------
                                        Name: William L. Henning, Jr.
                                        Title: President

/s/ SHEILA KING
------------------------------
Witness
                                     Attest: /s/ THOMAS G. HENNING
                                            ----------------------------------
                                            Name: Thomas G. Henning
                                            Title: Secretary

                                                   [CORPORATE SEAL]
/s/ CAROLYN NUNEZ
------------------------------
Witness

/s/ SANDRA DIAZ
------------------------------
Notary Public

My commission expires: lifetime commission
                       -------------------
[NOTARIAL SEAL]

                                   EXHIBIT A


SECTION 5(M): STOCK OF SUBSIDIARIES



================================================================================
                             PERCENT OF SUBSIDIARY     SHARES
       SUBSIDIARY               OWNED BY MERCURY     OUTSTANDING      LIENS
--------------------------------------------------------------------------------
Mercury Cellular
Telephone Company                      4%                  517          None
--------------------------------------------------------------------------------
Mississippi One Cellular                                             Pledged to
Telephone Company                    100%              367,658         CoBank
--------------------------------------------------------------------------------
Mississippi 34 Cellular                                              Pledged to
Corporation                           51%                5,100       ATT Finance
================================================================================